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                                                                   EXHIBIT 23.2







INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement Nos. 333-49289 and 333-49289-01 of Southern Foods Group, L.P. and SFG Capital Corporation to the Form S-4 of our report on Meadow Gold Dairy Operations dated June 27, 1997, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.






Deloitte & Touche LLP
Kansas City, Missouri
June 15, 1998